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                                                                  Exhibit 23.7



                           DANIELSON ASSOCIATES, INC.

     We hereby consent to the inclusion of our fairness opinion dated February 9, 1998 as an Exhibit to Commercial BancShares, Inc./WesBanco, Inc. Proxy Statement/Prospectus and to the references to our firm contained herein.


                                            DANIELSON ASSOCIATES, INC.



                                            By: /s/ Arnold G. Danielson
                                                -----------------------
                                                    Arnold G. Danielson